UNDERWRITING AGREEMENT
                             ----------------------

     This Agreement made as of June 1, 1998 by and between Markman MultiFund Trust, a Massachusetts business trust (the "Trust"), and Markman Securities,
Inc., a wholly-owned subsidiary of Markman Capital Management, Inc., both Minnesota corporations, ("Underwriter").

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, Underwriter wishes to serve as the principal underwriter of shares of beneficial interest (the "Shares") of each series of shares of the Trust (the "Series") and the Trust wants such an arrangement;

     NOW, THEREFORE, in consideration of the promises and agreements of the parties herein, the parties agree as follows:

     1.   Appointment.
          ------------

          The Trust appoints Underwriter as its exclusive agent for the distribution of the Shares, and Underwriter accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust will not sell any Shares except on the terms set forth in this Agreement. Despite any other provision hereof, the Trust may end, suspend, or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

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     2.   Sales and Repurchase of Shares.
          -------------------------------

          (a) Underwriter will have the right, as agent for the Trust, to sell Shares to the public against orders therefor at their net asset value.

          (b) Underwriter will also have the right to take, as agent for the Trust, all actions which, in Underwriter's judgment, are necessary to carry into effect the distribution of the Shares.

          (c) The net asset value of the Shares of each Series will be determined in the manner provided in the Trust's Registration Statement, and when determined will be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series will be calculated by the Trust or by another entity for the Trust. Underwriter will have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

          (d) Underwriter will have the right, as agent, for the Trust, to enter into dealer agreements with underlying funds that sell shares to the Funds with a Rule 12b-1 distribution plan fee or a service fee and to collect Rule 12b-1 and service fees from such mutual funds. Such fees will be shared between Underwriter and the Trust according to Schedule A attached and incorporated herein.

          (e) When it receives purchase instructions, Underwriter will forward such instructions to the Trust or its transfer agent for registration of the account applications and payments to the Trust or its transfer agent for further processing.

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          (f) On every sale,  the Trust shall receive the  applicable  net asset value of the Shares promptly, but in no event later than the tenth business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

          (g) Underwriter, as agent of and for the account of the Trust may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

     3.   Sale of Shares of the Trust.
          ----------------------------

          The Trust reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons approved by Underwriter at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

     4.   Basis of Sale of Shares.
          ------------------------

          (a) Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Trust, undertakes to sell Shares on a best efforts basis only against orders therefor.

     5.   Rules of NASD, etc.
          -------------------

          (a) Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells any Shares.

          (b) Underwriter, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable State or

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federal laws  required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

          (c) Underwriter shall not make, or permit any representative to make, in connection with any sale of Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information.

     6.   Expenses.
          ---------

          In  the   performance  of  its   obligations   under  this  Agreement,
Underwriter will pay the costs incurred in qualifying as a broker or dealer under state and federal laws. Underwriter may be reimbursed for certain such costs by the Funds, as described in the Registration Statement. All other costs in connection with the offering of the Shares will be paid by the Trust or Underwriter in accordance with agreements between them as permitted by applicable law, including the Act and rules and regulations promulgated thereunder.

     7.   Indemnification of Trust.
          -------------------------

          Underwriter, to the extent of the net fees received by it from underlying funds as described elsewhere herein but to no greater amount, agrees to indemnify and hold harmless the Trust, and each person who has been, is, or may hereafter be a trustee, officer, employee, shareholder or control person of the Trust, against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in

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connection with any claim or in connection  with any action,  suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Underwriter or any agent or employee of Underwriter or any other person for whose acts Underwriter is responsible, unless such statement or omission was made in reliance upon written information furnished by the Trust. Underwriter likewise, to the extent of the net fees received by it from underlying funds as described elsewhere herein but to no greater amount, agrees to indemnify and hold harmless the Trust and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of Underwriter's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Underwriter's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or each such person may be entitled as a matter of law.

     8.   Indemnification of Underwriter.
          -------------------------------

          Underwriter, its directors, officers, employees, shareholders and control persons shall not be liable for any

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error of  judgment  or mistake of law or for any loss  suffered  by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of any such persons in the performance of Underwriter's duties or from the reckless disregard by any of such persons of Underwriter's obligations and duties under this Agreement. The Trust will advance attorneys' fees and other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification. Any person employed by Underwriter who may also be or become an officer or employee of the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as an employee or agent of Underwriter.

     9.   Termination and Amendment of this Agreement.
          --------------------------------------------

          This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Trust or by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter by vote cast in person at a meeting called for the purpose of voting on such approval.

          Either the Trust or Underwriter may at any time terminate this Agreement on sixty (60) days' written notice

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delivered or mailed by registered mail, postage prepaid, to the other party.

     10.  Effective Period of the Agreement.
          ----------------------------------

          This Agreement shall take effect upon its execution and shall remain in full force and effect for a period of two (2) years from the date of its execution (unless terminated automatically as set forth in Section 9), and from year to year thereafter, subject to annual approval (i) by Underwriter, (ii) either by action of the Board of Trustees of the Trust or by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter by vote cast in person at a meeting called for the purpose of voting on such approval.

     11.  Limitation on Liability.
          ------------------------

          The term "Markman MultiFund Trust" means and refers to the Trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by


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such officers shall be deemed to have been made by any of them  individually  or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

     12.  New Series.
          -----------

          The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Trust established during the initial or renewal term of this Agreement.

     13.  Successor Investment Company.
          -----------------------------

          Unless this Agreement has been terminated in accordance with Paragraph 9, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of a reorganization, recapitalization or change of domicile.

     14.  Severability.
          -------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     15.  Questions of Interpretation.
          ----------------------------

          (a) This Agreement shall be governed by the laws of the State of Minnesota.

          (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17.  Notices.
          --------

          Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and of Underwriter for this purpose shall be 6600 France Avenue South, Suite 565, Minneapolis, MN 55435.

     IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be signed in duplicate on its behalf, all as of the day and year first above written.

ATTEST:                                 MARKMAN MULTIFUND TRUST

/s/ Judith Fansler                      By /s/ Robert Markman
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ATTEST:                                 MARKMAN SECURITIES, INC.

/s/ Judith Fansler                      By /s/ Jeffrey W. Caulfield
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